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                               CONSENT OF COUNSEL

                 Warburg, Pincus Small Company Value Fund, Inc.

               We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 2 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-63653, Investment Company Act File No. 811-07375) of Warburg, Pincus Small Company Value Fund, Inc. (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                            /s/ Willkie Farr & Gallagher
                                           --------------------------------
                                            Willkie Farr & Gallagher


February 19, 1997

New York, New York


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